SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009 (March 6, 2009)

XM SATELLITE RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-39178	52-1805102
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Eckington Place, NE Washington, DC	20002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 380-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

On March 6, 2009, we executed and delivered the Third Supplemental Indenture (the “Supplemental Indenture”), dated as of March 6, 2009, by and among us, XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, XM Radio Inc., and The Bank of New York Mellon, as trustee (the “Trustee”), which Supplemental Indenture supplements the Indenture, dated as of May 1, 2006 (as amended and supplemented, the “Indenture”), among us, XM Satellite Radio Holdings Inc. and the Trustee with respect to our 9.75% Notes due 2014 (the “Notes”).

The Supplemental Indenture was entered into in connection with our previously announced tender offer and consent solicitation (the “Offer”) with respect to the Notes commenced on July 29, 2008. As part of the Offer, we sought and received the requisite consents from holders of the Notes to proposed amendments relating to the Notes and the Indenture. The Supplemental Indenture contains the proposed amendments which amend the Indenture to eliminate substantially all of the restrictive covenants contained in the Indenture and the Notes, eliminate certain events of default and modify or eliminate certain other provisions contained in the Indenture and the Notes.

Under the Indenture, dated as of July 31, 2008, among XM Escrow LLC and The Bank of New York Mellon, as trustee, relating to the 13% Senior Notes due 2014 (the “XM 13% Notes”), the maturity of the XM 13% Notes changes from August 1, 2014 to August 1, 2013 when certain conditions have been satisfied. Following the execution of the XM 9.75% Notes Supplemental Indenture, all of these conditions have now been satisfied and the XM 13% Notes will mature on August 1, 2013.

The foregoing summary is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Third Supplemental Indenture, dated as of March 6, 2009 to the Indenture, dated as of May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: March 12, 2009

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Third Supplemental Indenture, dated as of March 6, 2009 to the Indenture, dated as of May 1, 2006